Exhibit 99.1

NEWS RELEASE

NABORS ANNOUNCES COMMENCEMENT OF CASH TENDER OFFERS FOR SENIOR NOTES BY NABORS INDUSTRIES, INC.

Hamilton, Bermuda, May 28, 2019 — Nabors Industries Ltd. (NYSE: NBR) (“Nabors”) announced today that its wholly owned subsidiary, Nabors Industries, Inc. (“Nabors Delaware”), is commencing cash tender offers (the “Tender Offers”) subject to the terms, conditions and priorities set forth in the Offer to Purchase, dated May 28, 2019 (the “Offer to Purchase”), for up to $275.0 million aggregate principal amount (as it may be increased by Nabors Delaware, in its sole discretion, the “Maximum Aggregate Amount”) of its 5.0% Senior Notes due 2020 (the “2020 Notes”) and 4.625% Senior Notes due 2021 (the “2021 Notes” and, together with the 2020 Notes, the “Notes”), and in the case of the 2021 Notes, the maximum aggregate principal amount will be limited to $100.0 million (the “Sub-Cap”).

The terms and conditions of the Tender Offers are described in the Offer to Purchase. The amount of each series of Notes to be purchased may be prorated as set forth in the Offer to Purchase. Terms used but not defined herein have the meaning ascribed to them in the Offer to Purchase.

The following table sets forth certain terms of the Tender Offers and is subject to the full terms and conditions of the Tender Offers set forth in the Offer to Purchase.

Series of Notes	CUSIP Number/ISIN	Aggregate Principal Outstanding ($)		Sub-Cap ($)	Acceptance Priority Level	Tender Offer Consideration(1)(2) ($)	Early Tender Premium(1) ($)	Total Consideration(1)(2)(3) ($)
5.0% Senior Notes due 2020	629568AV8/ US629568AV86/ 629568AU0/ US629568AU04	$592,292,000	(4)	N/A	1	$965	$50	$1,015
4.625% Senior Notes due 2021	629568AX4/ US629568AX43	$637,999,000		$100,000,000	2	$935	$50	$985

(1) Per $1,000 aggregate principal amount of Notes.

(2) Does not include Accrued Interest (as defined below), which will also be payable as provided herein.

(3) Includes the Early Tender Premium.

(4) $7,325,000 aggregate principal amount of 2020 Notes is held by one of our wholly-owned subsidiaries, none of which will be tendered pursuant to the Tender Offer.

The order of priority for the purchase of the Notes (the “Acceptance Priority Levels”) is shown in the table above, with the 2020 Notes having first priority and the 2021 Notes having second priority. The Tender Offers will expire at 11:59 p.m., New York City time, on June 24, 2019, unless extended or earlier terminated by Nabors Delaware (such date and time, as it may be extended, the “Expiration Date”). No tenders of Notes submitted after the Expiration Date will be valid.

Subject to the terms and conditions of the Tender Offers, Holders of Notes that are validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on June 10, 2019 (such date and time, as it may be extended, the “Early Tender Time”) and accepted for purchase by Nabors Delaware pursuant to the Tender Offers will receive the applicable Total Consideration for such series, which includes the applicable Early Tender Premium for such series of Notes set forth in the table above. Holders of Notes that are validly tendered after the Early Tender Time and prior to the Expiration Date and accepted for purchase by Nabors Delaware pursuant to the Tender Offers will receive the Tender Consideration, which does not include the Early Tender Premium. All Notes validly tendered and accepted for purchase by Nabors Delaware pursuant to the Tender Offers will receive, in addition to the applicable consideration set forth in the table above, any accrued and unpaid interest on such Notes from the last interest payment date with respect to those Notes to, but not including, the applicable Settlement Date (as defined below).

Tendered Notes may be validly withdrawn from the applicable Tender Offer at or prior to, but not after, 5:00 p.m., New York time, on June 10, 2019, unless extended by Nabors Delaware (such date and time, as it may be extended, the “Withdrawal Deadline”). Holders who validly tender their Notes after the Withdrawal Deadline, but prior to the Expiration Date, may not validly withdraw their tendered Notes.

Nabors Delaware reserves the right, but is under no obligation, to increase the Maximum Aggregate Amount or the Sub-Cap at any time, without extending the Withdrawal Deadline for any Tender Offer or otherwise reinstating withdrawal rights of holders, subject to applicable law, which could result in Nabors Delaware purchasing a greater amount of Notes in the Tender Offers.

Nabors Delaware reserves the right, but is under no obligation, at any point following the Early Tender Time and before the Expiration Date, subject to the satisfaction or waiver of the conditions to the Tender Offers, to accept for purchase any Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time (the settlement date of such purchase being the “Early Settlement Date”), subject to the Maximum Aggregate Amount, the Sub-Cap, the Acceptance Priority Levels and proration. The Early Settlement Date will be determined at Nabors Delaware’s option and is currently expected to occur on June 14, 2019, the fourth business day after the Early Tender Time, subject to all conditions to the Tender Offers having been either satisfied or waived by Nabors Delaware. Subject to the Maximum Aggregate Amount, the Sub-Cap, the Acceptance Priority Procedures and proration, Nabors Delaware will purchase any remaining Notes that have been validly tendered at or prior to the Expiration Date and that Nabors Delaware accepts for purchase, subject to all conditions to the Tender Offers having been either satisfied or waived by Nabors Delaware, promptly following the Expiration Date (the settlement date of such purchase being the “Final Settlement Date”; the Final Settlement Date and the Early Settlement Date each being a “Settlement Date”). The Final Settlement Date is expected to occur on June 26, 2019, the second business day following the Expiration Date, assuming that the conditions to the Tender

Offers are satisfied or waived and Notes having an aggregate principal amount equal to the Maximum Aggregate Amount are not purchased on the Early Settlement Date. Notes accepted on the Final Settlement Date, if any, will be accepted subject to the Maximum Aggregate Amount, the Sub-Cap the Acceptance Priority Procedures and proration.

Neither Tender Offer is conditioned upon the tender of any minimum amount of the related series of Notes or the consummation of the other Tender Offer. However, the Tender Offers are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase.

Nabors Delaware may amend, extend or terminate each Tender Offer at any time in its sole discretion.

Full details of the terms and conditions of the Tender Offers are described in the Offer to Purchase, which is being sent by Nabors Delaware to holders of the Notes. Holders of the Notes are encouraged to read the Offer to Purchase, as it contains important information regarding the Tender Offers.

BofA Merrill Lynch is acting as the lead dealer manager (the “Lead Dealer Manager”) for the Tender Offers. Requests for documents may be directed to Global Bondholder Services Corporation, the tender and information agent (the “Tender and Information Agent”), by telephone at (866) 807-2200, in writing at Attn: Corporate Actions, 65 Broadway — Suite 404, New York, New York, 10006 or by email at contact@gbsc-usa.com. Questions regarding the Tender Offers may be directed to the Lead Dealer Manager as follows: (888) 292-0070 or (980) 388-3646. None of Nabors, Nabors Delaware or their respective affiliates, their respective boards of directors, the Dealer Managers, the Tender and Information Agent or the Trustee makes any recommendation as to whether holders should tender any of their Notes. Holders must make their own decision as to whether to tender any of their Notes and, if so, the principal amount of their Notes to tender.

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Tender Offers are being made solely by means of the Offer to Purchase. The Tender Offers are void in all jurisdictions where they are prohibited. In those jurisdictions where the securities, blue sky or other laws require the Tender Offers to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of Nabors Delaware by the Dealer Managers or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

Statements in this release that are not historical facts are “forward-looking” statements and “safe harbor statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including those described in Nabors’ public filings with the SEC. Nabors has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those indicated in such forward-looking statements include risks related to market conditions and the satisfaction of customary closing conditions related to the Tender Offers as well as risks and uncertainties associated with Nabors’ business and finances in general. Other factors that could cause actual results to differ materially from those indicated by the forward-looking statements include those factors listed under the caption “Risk Factors” in Nabors’ Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019, as well as other filings Nabors makes with the SEC from time to time. In providing forward-looking statements, Nabors is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If Nabors updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

About Nabors

Nabors owns and operates one of the world’s largest land-based drilling rig fleets and is a provider of offshore platform rigs in the United States and numerous international markets. Nabors also provides directional drilling services, performance tools, and innovative technologies for its own rig fleet and those of third parties. Leveraging its advanced drilling automation capabilities, Nabors highly skilled workforce continues to set new standards for operational excellence and transform its industry.

Media Contact

For further information regarding Nabors, please contact Dennis A. Smith, Senior Vice President of Corporate Development & Investor Relations at + 1 281-775-8038 or William Conroy, Senior Director of Corporate Development & Investor Relations, +1 281-775-2423. To request investor materials, contact Nabors’ corporate headquarters in Hamilton, Bermuda at + 1 441-292-1510 or via email at mark.andrews@nabors.com.